Exhibit 99.1

                           [LOGO OF ACCESS WORLDWIDE]

Contacts:
   Access Worldwide Communications, Inc.   Access Worldwide Communications, Inc.
   (571) 438-6140                          (571) 438-6140
   Mark Wright                             Richard Lyew
   Investor Relations                      EVP & Chief Financial Officer
   mwright@accessww.com                    rlyew@accessww.com

                     ACCESS WORLDWIDE REPORTS FOURTH QUARTER
                         AND YEAR-END FINANCIAL RESULTS

BOCA RATON, FL - APRIL 18, 2006 - ACCESS WORLDWIDE COMMUNICATIONS, INC. (OTC BULLETIN BOARD: AWWC), a leading marketing services company, today reported financial results for the three and twelve months ended December 31, 2005.

For the Three Months Ended December 31, 2005
--------------------------------------------

Our revenues decreased by $0.1 million, or 0.9%, to $10.6 million for the quarter ended December 31, 2005, compared to $10.7 million for the quarter ended December 31, 2004. Revenues for the Pharmaceutical Services Segment, which includes our medical education and pharmaceutical communication businesses, decreased $0.4 million, or 6.0%, to $6.3 million for the quarter ended December 31, 2005, compared to $6.7 million for the quarter ended December 31, 2004. The decrease was attributed to a decrease in programs with significant customers at both our pharmaceutical communication business and medical education division, offset by an increase in value-added billing generated by the increase in requests from pharmaceutical communication customers for additional reporting and IT analysis. Revenues for the Business Services Segment, which includes our multilingual communications business and our offshore communication business, increased $0.3 million, or 7.5%, to $4.3 million for the quarter ended December 31, 2005, compared to $4.0 million for the quarter ended December 31, 2004. The increase in revenues is primarily attributed to the revenues generated by our communication center in the Philippines, which became operational in the later part of 2005.

We reported a net loss of $1.4 million and a net basic and diluted loss per share of common stock of $0.08 for the quarter ended December 31, 2005, compared to a net loss of $0.6 million and a net basic and diluted loss per share of common stock of $0.06 for the quarter ended December 31, 2004. The increase in net loss and net basic and diluted loss per share of common stock was attributed to a net loss for the fourth quarter of approximately $0.1 million in our Philippines communication center, which did not generate net income until December 2005, along with an increase in interest expense of approximately $0.2 million compared to the same quarter of the prior year due to increased borrowing on our debt, and the increase payroll costs included in cost of revenues of approximately $0.4 million at our pharmaceutical communication business due to unusually high staffing requirements for a certain inbound program. Total weighted average diluted shares outstanding for the quarters ended December 31, 2005 and December 31, 2004 were 16,609,552 and 10,546,386, respectively.

For the Twelve Months Ended December 31, 2005
---------------------------------------------

Our revenues decreased $8.6 million, or 18.1%, to $38.9 million for 2005, compared to $47.5 million for 2004. Revenues for the Pharmaceutical Segment decreased $0.6 million, or 2.4%, to $24.5 million for 2005, compared to $25.1 million for 2004. This decrease was caused primarily by a decrease in work being performed for a significant customer at our medical education division. The decrease in revenues from our medical education division was offset by an increase in value-added billing for two significant customers in pharmaceutical communication business. This value-added billing was generated by the increase in programs and the increase in requests from these customers for additional reporting and IT analysis. Revenues for the Business Segment decreased $8.0 million, or 35.7%, to $14.4 million for 2005, compared to $22.4 million for 2004. The decrease in revenues is primarily attributed to the lead time necessary for our three new business development professionals to replace the revenue lost from a prior client prematurely halting its marketing programs due to court rulings and regulatory changes that made it difficult to sell bundled services to consumers. We are continuing to experience an increase in business activity from each of these individuals. The reduction in revenue domestically in our Business Services was offset somewhat by the international revenues generated in our communication center in the Philippines, which became operational in the later part of 2005.

We reported a net loss of $5.4 million and a net basic and diluted loss per share of common stock of $0.41 for the twelve months ended December 31, 2005, compared to a net loss of $1.4 million and a net basic and diluted loss per share of common stock of $0.14 for the twelve months ended December 31, 2004. The increase in net loss and net basic and diluted loss per share of common stock was primarily attributed to a decrease in revenues as described above as well as an increase in interest expense of approximately $0.5 million and a charge of approximately $0.7 million resulting from a deemed dividend relating to warrants issued to certain stockholders. Total weighted average diluted shares outstanding for the twelve months ended December 31, 2005 and 2004 respectively were 13,084,761 and 10,008,271, respectively.

"We were unable to timely replace the lost revenues in our Business Services Segment and therefore our financial results for 2005 were very disappointing," remarked Shawkat Raslan, Chairman and Chief Executive Officer of Access Worldwide. "During the second half of 2005 we were successful in opening our first overseas communications center in Manila, Philippines, and are very pleased with the initial results. We have also been successful in attracting new opportunities to our Business Services Segment and expect to see increased revenues in that segment during 2006."

Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access worldwide is headquartered in Boca Raton, florida and has about 1,000 employees in offices throughout the United States and Asia. More information is available at www.accessww.com.

This press release contains forward-looking statements including statements regarding financial results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: We face risks related to our Debt Agreement; we have incurred significant losses over the last three years and we may never achieve or sustain profitability; we may not be able to obtain additional capital to fund our operations on reasonable terms and this could hurt our business and negatively impact our stockholders; if the holders of our Convertible Notes do not convert the principal into common stock prior to or at maturity of those notes, the payment of these amounts could have an impact on our cash position; conversion of the convertible notes will significantly dilute the percentage ownership of our existing stockholders; our future growth is dependent on the trend toward outsourcing; we are heavily dependent on the industries we serve, particularly the pharmaceutical and telecommunications industries; we may be affected by changes in a drug's lifecycle; we could be severely impacted by the loss of any of the Company's largest clients; we could be affected by a loss of contracts; we rely on technology and could be adversely affected if the Company is unable to maintain facilities with the needed equipment; we are dependent on key personnel and may be affected by changes in senior management; we are dependent on our labor force and could be affected by potentially high turnover rates; we could be affected by a business interruption; our stock price has declined substantially at times in the previous year and may become more volatile; we face risk due to our stock trading on the Over the Counter Bulletin Board ("OTCBB"); we face a risk that we may not be able to successfully operate our new communication center in Manila, Philippines; we may be adversely impacted by competition, industry consolidation and potential consumer saturation; we were impacted by the events of September 11, 2001, and may be impacted in the future by events of a similar nature, war and other international conflicts; we are subject to extensive regulations and compliance with these regulations can be costly, time consuming and subject the Company to fines for non-compliance. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                                - TABLES FOLLOW -

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      Condensed Consolidated Balance Sheets

                                                                                          DECEMBER 31,
                                                                                   ----------------------------
                                                                                       2005            2004
                                                                                   ------------    ------------
ASSETS
      Current Assets:
          Cash and cash equivalents                                                $  1,755,926    $  2,570,546
          Restricted cash                                                               314,000         122,000
          Accounts receivable,net                                                     7,297,583       7,567,448
          Unbilled receivables                                                          228,083         398,547
          Other assets, net                                                             785,257       1,001,671
                                                                                   ------------    ------------
              Total current assets                                                   10,380,849      11,660,212

      Property and equipment, net                                                     5,025,158       3,614,322
      Restricted cash                                                                   466,000         589,000
      Other assets, net                                                                 390,822         146,177
                                                                                   ------------    ------------
              Total assets                                                         $ 16,262,829    $ 16,009,711
                                                                                   ============    ============
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
      AND COMMON STOCKHOLDERS' DEFICIT
      Current Liabilities:
          Current portion of indebtedness                                          $  4,876,381    $  2,955,450
          Current portion of indebtedness - related parties                             352,334         352,334
          Accounts payable                                                            1,878,856         739,438
          Accrued expense                                                             2,204,267       2,857,183
          Grants payable                                                                 80,000       2,257,000
          Accrued salaries, wages and related benefits                                  736,797       1,204,301
          Customer deposits                                                           1,084,378         599,030
          Convertible Notes, net                                                      1,768,584               -
          Deferred revenue                                                            1,435,619       2,548,341
          Accrued interest and other related party expenses                              59,512          12,673
                                                                                   ------------    ------------
              Total current liabilities                                              14,476,728      13,525,750

      Long-term portion of indebtedness                                                 669,441         135,008
      Other long-term liabilities                                                       796,418         786,386
      Convertible Notes, net                                                          1,380,564       1,427,685
      Mandatorily redeemable preferred stock, $0.01 par value:
          1,000,000 shares authorized, 40,000 shares issued and outstanding           4,000,000       4,000,000
                                                                                   ------------    ------------
              Total liabilities                                                      21,323,151      19,874,829
                                                                                   ------------    ------------
      Commitments and contingencies

      Common stockholders' deficit:
          Common stock, $0.01 par value: voting 40,000,000 shares authorized;
              16,616,219 and 10,841,719 shares issued and outstanding,
              respectively                                                              166,162         108,417
          Additional paid-in capital                                                 70,389,446      66,228,271
          Accumulated deficit                                                       (75,602,730)    (70,182,006)
          Deferred compensation                                                         (13,200)        (19,800)
                                                                                   ------------    ------------
              Total common stockholders' deficit                                     (5,060,322)     (3,865,118)
                                                                                   ------------    ------------
          Total liabilities, mandatorily redeemable preferred stock
              and common stockholders' deficit                                     $ 16,262,829    $ 16,009,711
                                                                                   ============    ============

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                 Condensed Consolidated Statements of Operations

                                                                         UNAUDITED
                                                               FOR THE THREE MONTHS ENDING     FOR THE TWELVE MONTHS ENDING
                                                                        DECEMBER 31,                   DECEMBER 31,
                                                               ----------------------------    ----------------------------
                                                                   2005            2004            2005            2004
                                                               ------------    ------------    ------------    ------------
Revenues                                                       $ 10,580,495    $ 10,653,922    $ 38,921,727    $ 47,466,996
Cost of revenues                                                  6,022,836       5,948,517      22,368,204      27,458,913
                                                               ------------    ------------    ------------    ------------
Gross profit                                                      4,557,659       4,705,405      16,553,523      20,008,083
Selling, general & administrative expenses                        5,514,443       5,023,524      19,475,743      20,105,495
                                                               ------------    ------------    ------------    ------------
Loss from operations                                               (956,784)       (318,119)     (2,922,220)        (97,412)
Interest expense, net                                              (446,941)       (307,046)     (1,758,504)     (1,313,621)
                                                               ------------    ------------    ------------    ------------
Net loss                                                         (1,403,725)       (625,165)     (4,680,724)     (1,411,033)
Deemed dividend - warrants issued to certain stockholders                 -               -        (740,000)              -
                                                               ------------    ------------    ------------    ------------
Net loss applicable to common stockholders                     $ (1,403,725)   $   (625,165)   $ (5,420,724)   $ (1,411,033)
                                                               ============    ============    ============    ============
Basic and dilued loss per share of common stock                $      (0.08)   $      (0.06)   $      (0.41)   $      (0.14)
Weighted average common shares outstanding                       16,609,552      10,546,386      13,084,761      10,008,271